GenTek


NEWS RELEASE

Investor/Media Contact:
Mark J. Connor, 973-515-1989
E-mail: MConnor@gentek-global.com
        -------------------------

               GenTek Reports Fourth-Quarter and Full-Year Results


PARSIPPANY, N.J., Mar. 16, 2005 -- GenTek Inc. (NASDAQ: GETI) today announced results for the fourth quarter and full year ended December 31, 2004. For the fourth quarter of 2004, GenTek had revenues totaling $218.1 million and operating profit of $4.1 million. Also for the quarter, the company had net income totaling $0.7 million, or 7 cents per diluted share. For the full year ended December 31, 2004, GenTek had revenues and operating profit totaling $843.9 million and $36.3 million, respectively, and posted net income of $195.3 million, or $19.48 per diluted share, including income from discontinued operations.

     GenTek's results reflect the classification of its KRONE communications operating unit as a discontinued operation due to the sale of that business on May 18, 2004. In addition, GenTek has applied fresh-start accounting in conjunction with its emergence from bankruptcy protection on November 10, 2003, causing the results from the prior-year periods to not be comparable to current period results.

     GenTek's prior year results include the period from January 1, 2003 through its emergence date of November 10, 2003 ("Predecessor period"), as well as for the period from November 11, 2003 through December 31, 2003 ("Successor period"). During the Predecessor



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GenTek Reports Fourth-Quarter Results - 2


period, GenTek had revenues of $687.6 million and net income of $494.4 million. During the Successor period, GenTek had revenues of $95.4 million, net income of $1.1 million and earnings per share on a diluted basis of $0.11. In order to permit investors to better compare results for 2004 against prior period results, GenTek has presented the Predecessor and the Successor periods on a combined basis in the attached Schedules 1 and 2.

     GenTek ended the year with cash totaling $9.8 million and total debt of $12.5 million, compared with cash of $50.7 million and total debt of $5.5 million at September 30, 2004. This reflects a $22.8 million improvement to the company's net cash and debt position for the quarter, before giving effect to the $70.7 million dividend paid to GenTek's common shareholders on December 27, 2004.

     As previously announced, a special dividend of $31.00 per share, totaling approximately $313 million was paid today to holders of GenTek's common stock and the company's $370 million secured term loans have been funded.


Adjusted EBITDA

     The company has presented adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) as a measure of operating results. Adjusted EBITDA reflects removing the impact of any restructuring, impairment, reorganization, income from discontinued operations and certain one-time items. Adjusted EBITDA is a non-GAAP (Generally Accepted Accounting Principles) measure, and, as such, a reconciliation of adjusted EBITDA to net income is provided in the attached Schedule 3. GenTek has presented adjusted EBITDA as a




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GenTek Reports Fourth-Quarter Results - 3


supplemental financial measure as a means to evaluate performance of the company's business. GenTek believes that, when viewed with GAAP results and the accompanying reconciliation, it provides a more complete understanding of factors and trends affecting the company's business than the GAAP results alone. In addition, the company understands that adjusted EBITDA is also a measure commonly used to value businesses by its investors and lenders.

     During the fourth quarter of 2004, adjusted EBITDA was $19.8 million compared with $26.5 million in the fourth quarter of 2003. Approximately $5 million of the decrease in adjusted EBITDA relates to the declining performance of the company's printing plate business as well as the favorable impact of the successful wind down of the company's Delaware Valley Works south plant on 2003 results. The shutdown of the company's printing plate business was announced in January 2005 and is expected to be completed in the second quarter of 2005.

     For the full year ended December 31, 2004, adjusted EBITDA was $79.8 million compared with $86.8 million for the same period in 2003. The full-year impact of the above mentioned printing plate business and winding down of the Delaware Valley Works south plant was approximately $7 million. In addition, higher fees and expenses relating to compliance with the Sarbanes-Oxley Act of 2002 and the negative effect of currency gains and losses year-over-year, were offset by favorable performance, particularly within the company's personal care business, which benefited from a consolidation completed in 2003.

     "I am very pleased with our fourth-quarter 2004 cash flow generation and results from continuing operations, especially in light of the continued challenges faced in the markets for many of our key raw materials," said Richard
R. Russell, GenTek's president & CEO. " We made tremendous progress in 2004 and the actions we have taken during the year have positioned us to realize meaningful improvements to our operating results going forward. For



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GenTek Reports Fourth-Quarter Results - 4


example, we commenced production at our newly constructed wire-harness facility in India during the fourth quarter, which reflects a major step towards improving our competitive position in the wire-harness markets. We also made progress with European customers of our valve-train business through our newly established European sales and engineering office."

About GenTek Inc.
-----------------
GenTek provides specialty inorganic chemical products and services for petroleum refining, treating water and wastewater, and the manufacture of personal-care products. The company also produces valve-train systems and components for automotive engines and wire harnesses for large home appliance and automotive suppliers, as well as other cable products. GenTek operates over 60 manufacturing facilities and technical centers and has more than 6,900 employees.

GenTek's 2,000-plus customers include many of the world's leading manufacturers of cars and trucks, heavy equipment, appliances and office equipment, in addition to global energy companies and makers of personal-care products. Additional information about the company is available at www.gentek-global.com.

Non-GAAP Financial Measures
---------------------------
This release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Included in this release are reconciliations of the differences between these non-GAAP financial measures and the most directly comparable financial measure calculated in accordance with GAAP.


Forward-looking statements
--------------------------
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Certain statements, other than statements of historical facts, included herein may constitute forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Although we believe that our assumptions made in connection with the forward-looking statements are reasonable, there can be no assurances that these assumptions and expectations will prove to have been correct. Important factors that could cause actual results to differ from these expectations include, among others, our outstanding indebtedness and leverage; the impact of the restrictions imposed by our indebtedness; our ability to fund and execute our business plan; potential adverse developments with respect to our liquidity or results of operations; the high degree of competition in certain of our businesses, and the potential for new competitors to enter into those businesses; continued or increased price pressure in our markets; customers and suppliers seeking contractual and credit terms less favorable to us; our ability to maintain customers and suppliers that are important to our operations; our ability to attract and retain new customers; the impact of possible substantial future cash funding requirements for our pension plans, particularly if investment returns on pension assets are lower than assumed; the impact of any possible failure to achieve targeted cost reductions; increases in the cost of raw materials, including energy and other inputs used to make our products; future modifications to existing laws



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GenTek Reports Fourth-Quarter Results - 5


and regulations affecting the environment, health and safety; discovery of unknown contingent liabilities, including environmental contamination at our facilities; suppliers' delays or inability to deliver key raw materials; breakdowns or closures of our or certain of our customers' plants or facilities; inability to obtain sufficient insurance coverage or the terms thereof; domestic and international economic conditions, fluctuations in interest rates and in foreign currency exchange rates; the cyclical nature of certain of our businesses and markets; the potential that actual results may differ from the estimates and assumptions used by management in the preparation of the consolidated financial statements; future technological advances which may affect our existing product lines; the potential exercise of our Tranche B and Tranche C warrants and other events could have a substantial dilutive effect on our common stock; and other risks detailed from time to time in our SEC reports. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur.



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
                                                                      Schedule 1


                                   GenTek Inc.
                      Consolidated Statement of Operations
                    (In Millions except per share amounts)(1)


                                           Successor                    Successor           Predecessor                Combined
                                         Three Months                 Period Ended             Oct. 1                 Three Months
                                            Ended                         Ended                  to                      Ended
                                           Dec. 31,                      Dec. 31,             Nov. 10,                  Dec. 31,
                                             2004                          2003                 2003                      2003
                                         -------------                --------------       -------------             -------------

Revenues                                 $      218.1                 $        95.4       $        94.3              $      189.8

Cost of Sales                                   192.0                          76.8                73.9                     150.6

Selling, general and
administrative expense                           20.5                          13.5                 8.5                      22.0

Restructuring and impairment
charges                                           1.5                           0.3                (0.6)                     (0.3)
                                         -------------                --------------       -------------             -------------

   Operating profit                               4.1                           4.9                12.5                      17.4

Interest expense, net                             0.4                           2.4                 0.1                       2.5

Reorganization items                               -                              -              (470.7)                   (470.7)

Other (income) expense, net                      (2.4)                         (1.3)               (1.6)                     (2.9)
                                         -------------                --------------       -------------             -------------

   Income from continuing operations
     before income taxes                          6.1                           3.8               484.7                     488.5

Income tax provision (benefit)                    5.5                           1.8               (31.2)                    (29.4)
                                         -------------                --------------       -------------             -------------

   Income from continuing operations              0.7                           1.9               516.0                     517.9

Income (loss) from discontinued
operations (net of tax of $0.0, $0.0
and $(26.8) for the three months ended
December 31, 2004, periods ended
December 31, 2003, November 10, 2003,
respectively)                                      -                           (0.8)               21.9                      21.0
                                         -------------                --------------       -------------             -------------

   Net income                            $        0.7                 $         1.1        $      537.9              $      539.0
                                         =============                ==============       =============             =============


Weighted average common shares                   10.0                          10.0                25.6
Weighted average common and
equivalent shares                                10.1                          10.0                25.6

Incom per common share - basic:
Income from continuing operations        $       0.07                 $        0.19        $      20.18
Income (loss) from discontinued
operations                                         -                          (0.08)               0.86
                                         -------------                --------------       -------------
   Net income                            $       0.07                 $        0.11        $      21.04

Incomeper common share - assuming
dilution:
Income from continuing operations        $       0.07                 $        0.19        $      20.18
Income (loss) from discontinued
operations                                         -                          (0.08)               0.86
                                         -------------                --------------       -------------
   Net income                            $       0.07                 $        0.11        $      21.04
                                         =============                ==============       ==============

(1)  Totals may differ slightly from the sum of the respective line items due to rounding.



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
                                                                      Schedule 2






                                   GenTek Inc.
                      Consolidated Statement of Operations
                    (In Millions except per share amounts)(1)



                                           Successor                     Successor          Predecessor                Combined
                                             Year                         Period              Period                     Year
                                            Ended                          Ended               Ended                     Ended
                                           Dec. 31,                       Dec. 31,            Nov. 10,                  Dec. 31,
                                             2004                           2003               2003                      2003
                                         -------------                --------------       -------------             -------------

Revenues                                 $      843.9                 $        95.4       $       687.6              $      783.0

Cost of Sales                                   726.9                          76.8               568.2                     644.9

Selling, general and
administrative expense                           84.7                          13.5                75.3                      88.8

Restructuring and impairment
charges                                          10.8                           0.3                24.5                      24.8

Pension curtailment gain                         14.8                           -                   -                          -
                                         -------------                --------------       -------------             -------------

   Operating profit                              36.3                           4.9                19.7                      24.6

Interest expense, net                             7.8                           2.4                 0.6                       3.0

Reorganization items                               -                             -               (416.1)                   (416.1)

Other (income) expense, net                       8.9                          (1.3)               (5.8)                     (7.1)
                                         -------------                --------------       -------------             -------------

   Income from continuing operations
   before income taxes                           19.6                           3.8               441.0                     444.8

Income tax provision (benefit)                   14.0                           1.8               (25.1)                    (23.2)
                                         -------------                --------------       -------------             -------------

   Income from continuing operations              5.6                           1.9               466.1                     468.0

Income (loss) from discontinued
operations (net of tax of $87.5, $0.0
and $(28.2) for the year ended
December 31, 2004, and periods ended
December 31, 2003, November 10, 2003,
respectively)                                   189.7                          (0.8)               28.3                      27.5
                                         -------------                --------------       -------------             -------------

   Net income (loss)                     $      195.3                 $         1.1        $      494.4              $      495.5
                                         =============                ==============       =============             =============


Weighted average common shares                   10.0                          10.0                25.6
Weighted average common and
equivalent shares                                10.0                          10.0                25.6

Income per common share - basic:
Income from continuing operations        $       0.56                 $        0.19        $      18.23
Income (loss) from discontinued
operations                                      18.97                         (0.08)               1.11
                                         -------------                --------------       -------------
   Net income                            $      19.53                 $        0.11        $      19.34

Income per common share - assuming
dilution:
Income from continuing operations        $       0.56                 $        0.19        $      18.23
Income (loss) from discontinued
operations                                      18.92                         (0.08)               1.11
                                         -------------                --------------       -------------
   Net income                            $      19.48                 $        0.11        $      19.34
                                         =============                ==============       =============

(1)  Totals may differ slightly from the sum of the respective line items due to rounding.


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                                                                      Schedule 3




                                   GenTek Inc.
                 Reconciliation of Net Income to Adjusted EBITDA
                                  (In Millions)
                               (Unaudited) (1) (3)

                                                           Three Months Ended                              Year Ended
                                                              December 31,                                December 31,
                                                       2004                   2003                  2004                   2003
                                                    ----------             ---------             ----------             ---------

Net income                                          $     0.7              $  539.0              $   195.3              $  495.5

Plus: Restructuring and impairment charges                1.5                  (0.3)                  10.8                  24.8

Plus: Reorganization items                                  -                (470.7)                     -                (416.1)
Plus: Income Tax                                          5.5                 (29.4)                  14.0                 (23.2)
Plus: Net Interest                                        0.4                   2.5                    7.8                   3.0
Plus: Depreciation & amortization (2)                    11.8                   6.4                   46.7                  30.4
Plus: (Gain) loss on sale of equity
interest in joint ventures                                  -                     -                    9.7                     -
Less: Pension curtailment gain                              -                     -                  (14.8)                    -
Less: Income from discontinued
operations                                                  -                 (21.0)                (189.7)                (27.5)
                                                    ----------             ---------             ----------             ---------

Adjusted EBITDA                                     $    19.8              $   26.5              $    79.8              $   86.8
                                                    ==========             =========             ==========             =========



(1) Totals may differ slightly from the sum of the respective line items due to rounding.
(2) Depreciation and amortization excludes amortization of financing costs which are included in interest expense.
(3) 2003 figures reflect combined results of the Predecessor and Successor periods.
